UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2003

POLARIS INDUSTRIES INC.

(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Item 7(c). EXHIBITS.
Item 9. REGULATION FD DISCLOSURE
SIGNATURE
EX-99.1 Presentation Materials

Item 7(c). EXHIBITS.

99.1	Presentation Materials.

Item 9. REGULATION FD DISCLOSURE

     Attached hereto is a copy of materials dated August 21, 2003 and prepared with respect to presentations to investment analysts and others that may be made by Mr. Michael W. Malone, Vice President-Finance, Chief Financial Officer and Secretary, or other senior officers of Polaris Industries Inc. These materials are also available on the Company’s website at www.polarisindustries.com. These materials replace and supercede any and all presentation materials included as exhibits to the Company’s Current Reports on Forms 8-K furnished to the Securities and Exchange Commission prior to the date of this Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

Date: August 20, 2003

POLARIS INDUSTRIES INC.

/s/Michael W. Malone

Michael W. Malone
Vice President – Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.